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                                                                Exhibit 10.7


                             STOCK OPTION AGREEMENT
                             ----------------------


        THIS STOCK OPTION AGREEMENT ("Agreement") is made as of this 25th day of February, 1995 between ROYCE LABORATORIES, INC., a Florida corporation ("Company"), and MAJOR PHARMACEUTICALS, INC., a Delaware Corporation ("Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, Optionee is a distributor of prescription drug products;

        WHEREAS, the Company and the Optionee have established a relationship under which Optionee has been and will in the future be distributing products manufactured by the Company;

        WHEREAS, to provide an incentive to Optionee to distribute the Company's products, and as a result of the Optionee's agreement for the Company to be Optionee's sole source of supply for all of the products manufactured by the Company as set forth in that certain letter agreement, dated February 24, 1995, between the Company and the Optionee (the "Letter Agreement"), except for Excluded products (as defined in Letter Agreement) the Board of Directors ("Board") of the Company has deemed it to be in the best interest of the Company to grant to Optionee the stock options provided for herein;

        NOW, THEREFORE, in consideration of the aforesaid premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                        I. GRANT AND EXERCISE OF OPTIONS

        1.1 GRANT OF OPTIONS. The Company hereby grants to Optionee non qualified stock options to purchase an aggregate of up to 50,000 shares of the Company's $.005 par value common stock (the "Options"). The Options are granted on the terms and conditions hereinafter set forth.

        1.2 EXERCISE OF OPTIONS. Subject in full to the provisions of Paragraph 8(c) and 9 of the Letter Agreement, the terms of which Letter Agreement are fully incorporated herein by this reference, Optionee shall vest in and shall have the right to exercise the Options as follows:

                (a) Options to purchase 5,000 shares shall vest upon the execution of this Agreement.

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        (b) Options to purchase up to 9,000 shares shall vest each year on the anniversary date of this Agreement.

        Options may be exercised in whole or in part only after such Options have become vested and then only within the time intervals specified herein. Each exercise of an Option, or any part thereof, shall be evidenced by a notice in writing to the Company as provided in Paragraph 1.3. The Option Price for the shares to be issued upon exercise of an Option granted hereunder which has become vested shall be paid in full at the time of exercise as specified in Paragraph 1.5 herein. Optionee shall not have any of the rights of a stockholder of the Company with respect to the shares covered by an Option until the options are exercised and certificates representing such shares shall have been delivered to it. No option may be exercised if Optionee has breached the terms of the Letter Agreement.

   1.3 WRITTEN NOTICES. The Options granted herein shall be exercised at the principal office of the Company by delivery to the Secretary or the Assistant Secretary of the Company written notice specifying the number of Options which the Optionee then desires to exercise, such written notice to be in substantially the following form and to be signed by the Optionee:

        "I hereby purchase from Royce Laboratories, Inc. (the "Company") at Miami, Florida, ____________ shares of its Common Stock in accordance with the Stock Option Agreement dated ____________, I hereby tender in payment therefor cash in the amount of $__________, being $________ per share."

   1.4 EXERCISE PRICE. The purchase price for the shares of Common Stock subject to the Options ("Option Price") shall be $6.00 per share.

   1.5 PAYMENT OF EXERCISE PRICE. Payment of the Option Price for shares purchased upon the exercise of vested options shall be made in cash or by bank check.

   1.6 EXPIRATION DATE. The Options granted pursuant to this Agreement shall expire seven (7) years from the date of this Agreement.

   1.7  CONVERSION OF OPTIONS.

        (a) In addition to and without limiting the rights of Optionee hereunder, Optionee shall have the right to covert any of its vested Options (the "Conversion Right") into shares of Common Stock at any time and from time to time while the Options are exercisable. Upon exercise of the Conversion Right with respect to any shares subject to vested Options (the "Converted Option Shares"), the Company shall deliver to Optionee (without payment by the Optionee of any Option Price or any cash or other consideration) that number of shares of Common Stock which is equal to the quotient obtained by dividing
(x) the value of such vested Options on the Conversion Date (as defined below), which value shall be determined by



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subtracting (A) the aggregate Option Price of the Converted Option Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of such Converted Option Shares on the Conversion Date by the fair market value of one share of Common Stock on the Conversion Date. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued is other than a whole number, the Company shall pay to Optionee an amount in cash equal to fair market value of the fractional share on the Conversion Date.

        For example, if Major has vested in options to purchase 20,000 shares at an option exercise price of $5.00 per share, and its exercises its conversion right when the fair market value of the Common Stock is $10.00 per share, Major would have the right to convert its option to purchase 20,000 shares of Common Stock into 10,000 shares of Common Stock, as follows:


        $200,000 (fair market value of the option shares)
       -$100,000 (exercise price of the option shares)
        --------------------------------------------------
                              $10


        (b) The Conversion Right may be exercised by Optionee by delivery to the principal office of the Company of a written statement (a "Conversion Notice") specifying that Optionee is exercising the Conversion Right and indicating the number of vested Options which are being surrendered in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Conversion Notice, or on such later date as is specified therein (the "Conversion Date") and, at the election of Optionee, may be made contingent upon the occurrence of any event specified in the Conversion Notice. Certificates of the shares issuable upon exercise of the Conversion Right will be issued as of the Conversion Date and will be delivered to the Optionee promptly following the Conversion Date. Converted options may no longer be exercised.

        (c) For the purposes of this Paragraph 1.7, fair market value of a share of Common Stock as of the date shall mean:

             (i) If traded on a national securities exchange, the fair market value of the Common Stock shall be deemed to be the closing price of the Common Stock on such exchange on the trading day preceding the Conversion Date;

            (ii) If traded over-the-counter, the fair market value of the
                 Common Stock shall be deemed to be the average of the closing bid and ask price of the Common Stock on the trading day preceding the Conversion Date; and



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                        (iii)   If there is no public market for the Common
                                Stock, then fair market value shall be
                                determined by mutual agreement of Optionee and the Company, and if Optionee and the Company are unable to so agree, by the good faith determination of the Board.


                            II. MISCELLANEOUS

        2.1 NONTRANSFERABILITY OF OPTIONS. Options granted pursuant to this Agreement may not be transferred by Optionee. The Option shall be exercisable only by Optionee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option shall be null, void and without effect. Notwithstanding the foregoing, the Options may be transferred in connection with a merger of the Optionee into another entity or a sale of all or substantially all of Optionee's business (so long as, in each such case, the other party to such transaction agrees to the terms of this Agreement and the Letter Agreement).

        2.2 CHANGES IN CAPITAL STRUCTURE. If there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any stock dividend, stock split or combination of shares, the number and the Option Price of the shares of stock with respect to which an Option has been granted hereunder shall be proportionately adjusted by the Board as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of Optionee. The issuance of stock in the future for consideration (whether at a higher or a lower price than the Option Price) shall not be considered a change in the Company's capital structure. No adjustment provided for in this Paragraph 2.2 shall require the issuance of any fractional shares.

        2.3 DISSOLUTION OR LIQUIDATION. In the event of the dissolution or liquidation of the Company, any Option granted under this Agreement shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days written notice of the date so fixed shall be given to Optionee and Optionee shall have the right during such period to exercise all Options granted hereunder to the extent not previously exercised even though such Options might not otherwise be exercisable by reason of an insufficient lapse of time. At the end of such period any unexercised Options shall terminate and be of no further effect.

        2.4 REORGANIZATION. In the event of a reorganization in which the Company is not the surviving or acquiring Company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the reorganized, then all Options which are not otherwise vested shall become fully vested and:

                (a) If there is no plan or agreement respecting the reorganization or if such plan or agreement does not specifically provide for the change, conversion, or exchange of the shares of stock under outstanding and



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              unexercised Options for securities of another
              corporation, then the Board shall take such action, and the Option shall terminate, as provided in Paragraph 2.3; or

        (b) If there is a plan or agreement respecting the reorganization and if such plan or agreement specifically provides for the change, conversion, or exchange of the shares of stock under outstanding and unexercised Options for securities of another corporation, then the Board shall adjust the shares under such outstanding and unexercised Options so that such Options shall represent the right to purchase the securities and other property which Optionee would have received in such reorganization if Optionee had exercised all such Options immediately prior to such reorganization.

        2.5 COMPLIANCE WITH SECURITIES LAWS. The Company may elect, but, except as set forth in Paragraph 2.5 below, is not obligated, to register under the Securities Act of 1933, as amended (the "Act"), stock issuable upon the exercise of the Options. If the shares are not registered, then upon the exercise or conversion of an Option hereunder Optionee shall deliver to the Company such written commitments as may be reasonably required by the Company to ensure compliance with the Act. These commitments shall also certify that no distribution of the stock acquired by Optionee will be made unless registered under the Act or pursuant to an opinion of counsel satisfactory to the Company that the proposed situation may be consummated without violation of the Act. Absent registration of stock under the Act, the Company may place an appropriate legend containing such restrictions on all certificates evidencing stock issued pursuant to the Options. In that regard, upon exercise of an option, Optionee shall execute a reasonably satisfactory investment agreement to acknowledge its understandings with respect to the restricted nature of the shares of Common Stock being acquired.

        2.6     REGISTRATION RIGHTS.

                (a) If at any time the Company proposes to register any of its equity securities under the Act on a registration form on which the stock issuable upon the exercise of the Options could be registered for sale, the Company will give written notice to Optionee of its intention so to do and, upon the written request of Optionee, received within 15 days after it receives written notice of the Company's intent to file a registration statement, the Company will use its best efforts to cause the stock issuable upon the exercise of Options which will be vested at any time while such registration statement is effective and as to which Optionee so requests registration to be registered under the Act and under the same registration statement proposed to be filed by the Company, to the extent required to permit the sale by Optionee of the stock so registered; provided, however, that if the offering is an underwritten offering and a greater number of shares is offered by stockholders of the Company than, in the opinion of the




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managing underwriter can be accommodated without adversely affecting the proposed underwriting, the Company may elect to reduce pro-rata the amount of all securities proposed to be offered in the underwriting for the accounts of all persons other than the Company to a number deemed satisfactory by the managing underwriter. This registration right shall not apply to registrations on Forms S-4 and S-8.

        (b) In the event the Company has not registered the stock issuable upon the exercise of the Options on or before the third anniversary date of this Agreement, the Optionee may demand, by written notice to the Company, that the Company register the shares of stock underlying the options under the Act, for sale from time to time by the Optionee in open market and privately negotiated transactions. Upon receipt of such notice, the Company will, within a reasonable time thereafter, file a registration statement and thereafter use its best efforts to cause such registration statement to become effective and remain effective for a period of not less than two (2) years or until such time as the stock issuable upon the exercise of the Options is sold or becomes available for public sale without registration under the Act under Rule 144.

        (c) The Company will pay all expenses of any registration pursuant to this Paragraph 2.7 (except for underwriting discounts and selling commissions with respect to stock sold by Optionee and the fees of Optionee's Counsel regarding such registration). The Company will indemnify Optionee with respect to any untrue statements or omissions or alleged untrue statements or omissions contained in any registration statement referred to in this Paragraph
2.7 (except for statements or omissions made in reliance on written information provided by Optionee specifically for use in the preparation of such registration statement.) Optionee shall provide the underwriter of such offering and the Company with such documentation as is generally obtained from selling shareholders in these types of registrations.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        ROYCE LABORATORIES, INC., a Florida
                                        corporation


                                        By: /s/ Patrick J. McEnany
                                           --------------------------------
                                           Patrick J. McEnany, President




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